UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

Volkswagen Auto Lease Underwritten Funding, LLC
VW Credit Leasing, LTD.
Volkswagen Auto Lease Trust 2004-A

(Exact Name of Registrant as Specified in Charter)

Delaware	333-117089	11-365048-3
Delaware	333-117089-01	38-6738618
Delaware	333-117089-02	20-6291530

(State or other jurisdiction of	(Commission File Number)	(Registrants’ I.R.S.
Incorporation)		Employer Identification
Nos.)

3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 754-5000

                                                            Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On February 22, 2005 Citibank, N.A., as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Volkswagen Auto Lease Trust 2004-A. A copy of this Servicer Certificate, which relates to the February 22, 2005 monthly payment and the Collection Period ended January 29, 2005, provided to Citibank, N.A., as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2004-A Servicer Certificate for the Collection Period ended January 29, 2005 provided to Citibank N.A., as indenture trustee. (Filed with this report.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: February 22, 2005	Volkswagen Auto Lease Underwritten Funding, LLC

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty
Assistant Treasurer

VW Credit Leasing, LTD.
By: VW Credit, Inc. as Servicer

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Lease Trust 2004-A
By: VW Credit, Inc. as Administrator

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty
Assistant Treasurer

Exhibit Index

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2004-A Servicer Certificate for the Collection Period ended January 29, 2005 provided to Citibank N.A., as indenture trustee. (Filed with this report.)